UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐            Preliminary Proxy Statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule §240.14a-12

Diversified Multi-Advisor Futures Fund L.P. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
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FORM OF EMAIL FOR FINANCIAL ADVISORS TO SEND TO CLIENTS WHO ARE LIMITED PARTNERS IN DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. II
Date of First Distribution: September 19, 2014

I am writing to inform you that you will be receiving a Proxy Statement in the mail regarding Diversified Multi-Advisor Futures Fund L.P. II (the “Fund”) as a Limited Partner in the Fund.
The Proxy Statement is requesting Limited Partner approval to change the date upon which the Fund will terminate from December 31, 2014 to December 31, 2039.  Note that unless Limited Partners owning a majority of the interests in the Fund vote in favor of the amendment by December 31, 2014 the Fund will dissolve, and its assets will be distributed pursuant to the terms of the Fund’s Limited Partnership Agreement.

The Proxy Statement is also seeking approval for the reclassification of certain fees incurred by Fund.  However, there will be no change to the aggregate fees incurred by the Fund (and, indirectly, the Fund’s Limited Partners) as result of this reclassification of fees.
I encourage you to review this proxy statement. Once you have the opportunity to do so, please indicate your voting instructions, and sign the ballot, returning it in the self-addressed stamped envelope to the Fund’s General Partner by December 15, 2014.
If you have any questions, please feel free to contact me at xxx-xxxxx.